AMENDMENT TO RESTRUCTURING AGREEMENT

This Amendment to Restructuring Agreement ("Agreement") is entered into between Spencer Trask Specialty Group and affiliates ("STSG") and Vyteris, Inc. (the "Company") as of this 24th day of December 2009.

WITNESSETH:

WHEREAS, STSG and the Company entered into a Restructuring Agreement as of September 30, 2009; and

WHEREAS, the Company and STSG agree to terminate the aforesaid as set forth here (all defined terms are used as defined in the Restructuring Agreement).

1. Conversion of Debt.

a. STSG has agreed to convert all existing Debt and Preferred Stock in excess of Debt of $2,000,000 (which $2,000,000 amount is defined as the "Remaining Debt") and includes interest thereon and the like and dividends, held by STSG, into Company common stock.

b. The Debt and Preferred Stock shall be converted into Company common stock in full satisfaction of all amounts owed by the Company to STSG, except for the Remaining Debt, at $0.40 per share.

c. The conversion shall occur simultaneously with the execution of this Agreement.

d. The Debt and Preferred Stock shall be deemed retired and satisfied, except for the Remaining Debt, without any further action required by either party, and shall be deemed surrendered. Upon receipt by the Company of the instruments evidencing the Debt, marked "cancelled" and the certificates for the Preferred Stock, the Company shall issue to STSG the number of shares of its Common Stock equal to the principal amount and accrued but unpaid interest thereon of the Debt and the stated value of the Preferred Stock, both divided by the Conversion Price. Even if the Debt and Preferred Stock are not surrendered, they are deemed cancelled and null and void, and shall be superseded by the number of shares of common stock as calculated pursuant to the formula set forth in the preceding sentence.

2. Remaining Debt Terms.

a. The obligations with respect to the Remaining Debt shall be secured by a lien on the Company's assets, which lien shall be subordinate to the rights of any indebtedness, including but not limited to convertible debt securities, all as issued with respect to a Qualified Financing. Such covenant of subordination, and the maturity of the Remaining Debt, shall have the same duration as the first debt security to expire pursuant to a Qualified Financing, or if the does not involve the

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sale of debt securities, December 24, 2012. The Company may extend for one year on the same terms.

b. Notwithstanding anything set forth in this paragraph 2., the Company shall be obligated to prepay the Remaining Debt (with all prepayments applied pro rata to any then remaining outstanding Remaining Debt) in an amount equal to 50% of the excess of proceeds over $5,000,000 upon receipt of net proceeds from a Qualified Financing or other equity or equity related securities issued by the Company in which the excess of gross proceeds over $5,000,000, upon receipt of such net proceeds. STSG shall execute and deliver any subordination agreement prepared in connection with a Qualified Financing and appoints the Company as its attorney in fact to file any UCC-3 and similar financing statements required to effect such subordination without any further action on the part of STSG.

c. The Remaining Debt shall bear interest at the rate of 6% per annum, payable at maturity of the Remaining Debt. The Company shall make a prepayment to STSG of $250,000 On December 28, 2009 and another $500,000 upon raising $3,000,000 in a Qualified Financing.

d. The Company and the following persons agree that the following persons may not be able to sell or otherwise encumber any of their stock in the Company for three years from the date hereof.

3. <u>Miscellaneous.</u>

a. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The federal and state courts within the State of New York shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. The parties consent to personal jurisdiction of the federal and state courts within New York and service of process being effected by registered mail sent to the address set forth at the end of this Agreement. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

b. This Agreement forms the entire agreement of the parties and supersede any prior agreements between them with respect to the subject matter hereof.

c. Waiver of any term or provision of this Agreement or forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Agreement.

d. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

e. All clauses of this Agreement are distinct and severable and if any clause shall be deemed illegal or unenforceable for any reason, it shall not affect the legality or enforceability of any other clause of the Agreement.

f. Each party agrees to execute and deliver such documentation and take all such other actions necessary to effect the transactions set forth herein in a prompt manner.

g. Any notice hereunder shall be in writing and delivery thereof shall be complete if delivered in person, by facsimile or mailed by overnight mail, or registered or certified mail, postage prepaid to the following addresses (unless changed by written notice):

Advisor:	Spencer Trask Ventures, Inc. 1700 E. Putnam Ave., 4th Fl Old Greenwich, CT 06870 Attention: President
Company:	Vyteris, Inc. 13-01 Pollitt Drive Fair Lawn, NJ 07410 Attention: Haro Hartounian Chief Executive Officer

h. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by STSG without the express written consent of the Company.

i. This Agreement shall be binding upon all parties and their respective estates, heirs, successors and permitted assigns. This Agreement may be changed only by the written consent of all parties.

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IN WITNESS WHEREOF, the parties have executed this Term Sheet as of the date first above written.

Spencer Trask Specialty Group, LLC

By: [signature]
Name: Kevin Kimberlin
Title: Non managing member

Spencer Trask Private Equity Fund I, LP

By:________________
Name:
Title:

Spencer Trask Private Equity Fund II, LP

By:________________
Name:
Title:

Spencer Trask Private Accredited Equity Fund III, LLC

By:________________
Name:
Title:

Spencer Trask Illumination Fund LLC

By:________________
Name:
Title:

VYTERIS, INC.

By: [signature]
Name: HARO Hartounian
Title: CEO

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IN WITNESS WHEREOF, the parties have executed this Term Sheet as of the date first above written.

Spencer Trask Specialty Group, LLC

By:________________
Name:
Title:

Spencer Trask Private Equity Fund I, LP

By: [signature]
Name: John Heidenreich
Title: Managing Member

Spencer Trask Private Equity Fund II, LP

By: [signature]
Name: John Heidenreich
Title: Managing Member

Spencer Trask Private Accredited Equity Fund III, LLC

By: [signature]
Name: John Heidenreich
Title: Managing Member

Spencer Trask Illumination Fund LLC

By: [signature]
Name: John Heidenreich
Title: Managing Member

VYTERIS, INC.

By:________________
Name:
Title:

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